UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported): March 27, 2013

UNIFIED GROCERS, INC.

(Exact name of registrant as specified in its charter)

California	000-10815	95-0615250
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5200 Sheila Street, Commerce, CA 90040

(Address of principal executive offices) (Zip Code)

(323) 264-5200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 27, 2013, Unified Grocers, Inc. (the “Company”) entered into the sixth amendment (“Sixth Amendment”) of the Company’s Amended and Restated Note Purchase Agreement, as amended (the “Notes Agreement”), with the current noteholders and John Hancock Life Insurance Company (U.S.A.), acting in its capacity as collateral agent for the current noteholders. The Sixth Amendment raises the maximum Indebtedness to Consolidated EBITDAP Ratio (the “Indebtedness Ratio”) of the Company allowed by the financial covenants in the Notes Agreement to be no higher than 4.50 to 1 for the fiscal quarter ending March 30, 2013 (previously, the maximum Indebtedness Ratio for such fiscal quarter allowed under the Notes Agreement was no higher than 3.75 to 1). For subsequent fiscal quarters, the Indebtedness Ratio remains the same as before the Sixth Amendment. Additionally, the Sixth Amendment provides that if the Company’s Indebtedness Ratio calculated for the quarter ended March 30, 2013 or June 29, 2013 exceeds 3.75 to 1, then the interest rate for the Notes Agreement will be increased by 1.50% per annum for that fiscal quarter only.

On March 27, 2013, the Company entered into the fourth amendment (the “Fourth Amendment”) of the Credit Agreement dated as of October 8, 2010, as amended (the “Credit Agreement”), among the Company, the lenders party thereto and Wells Fargo Bank, National Association, as administrative agent. The Fourth Amendment raises the Consolidated Total Funded Debt to EBITDAP Ratio (the “Debt Ratio”) of the Company allowed by the financial covenants in the Credit Agreement for the fiscal quarter ending March 30, 2013 to be no higher than 4.50 to 1 (previously, the maximum Debt Ratio for such fiscal quarter allowed under the Credit Agreement was 3.50 to 1). For subsequent fiscal quarters, the Debt Ratio remains as before the Fourth Amendment. In addition to modifying the Debt Ratio, the Company will be required to (1) provide monthly consolidated balance sheets and income statements and (2) beginning with the fiscal period ending April 27, 2013, a new monthly borrowing test will be added whereby the total utilization of the Credit Agreement will be limited to the sum of 60% of total accounts receivable and 55% of perpetual inventory for resale.

Exhibits – Incorporation by Reference

Copies of the Sixth Amendment and Fourth Amendment are attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively, and are incorporated herein by this reference. The foregoing description of the Sixth Amendment and Fourth Amendment does not purport to be complete and is qualified in its entirety by reference to the exhibits.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

99.1	Sixth Amendment to Note Purchase Agreement, dated as of March 27, 2013, by and among Registrant and the Noteholders listed on the signature page thereto.

99.2	Fourth Amendment to Credit Agreement, dated as of March 27, 2013, by and among Unified Grocers, Inc., the lenders party thereto, and Wells Fargo Bank, National Association, as Administrative Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 29, 2013	UNIFIED GROCERS, INC.

	By	/s/ ROBERT M. LING, JR.
Robert M. Ling, Jr.
President and General Counsel